Exhibit No. 99.2
Chief Operating Officer’s Presentation

Gyrodyne Company of
America, Inc.
Annual Shareholders Meeting
December 10, 2008

68 Acres of Property in St. James, NY
  Three Additional Alternatives should be considered in the review:  •The 62.4 acre site is developed with 100% affordable housing units  •The site be kept for municipal use   a) As open space or,   •As an alternative energy field, with solar or wind farm

Limited Partnership Interest in the Grove

Flowerfield
Net Operating Income
  2007 20082009* $644,080  $780,954  $1,046,956  *projected

Port Jefferson Medical Park
  Net Operating Income
  Projected Upon       Actual 12 Months      Acquisition  Ended June 30, 2008    $646,076  $697,384
  Cap Rate   (based on $8,850,000 purchase price)
  Projected Upon                       Actual 12 Months Acquisition (Going In) Ended June 30, 2008    7.3%      7.9%

Port Jefferson Medical Park
  Purchase Price $8,850,000
CashDebt*     $3,363,153   $5,551, 191    Cash-on-Cash Return
  20.73%**    *5.75% Interest Rate, 13/30     ** Does not account for expenses associated with debt service.

Cortlandt Manor Medical Center
  Net Operating Income
  Projected UponActual 5 Months: 6/1/08 – 10/31/08
   Acquisition  7 Months (projected): 11/1/08-5/31/09          $629,127         $703,963
  Cap Rate    (based on $7,000,000 purchase price)
  Projected Upon                                     Actual 5 Months  (6/1/08-10/31/08)   Acquisition (Going In)   7 Months (projected): 11/1/08-5/31/09      9%   10.06%

Cortlandt Manor Medical Center
  Purchase Price: $7,000,000
  Cash Debt*    $1,764,362     $5,250,000
  Cash-on-Cash Return    39.89%**    *5.66% interest rate, 10/25      ** Does not account for expenses associated with debt service.